March 31,2003

Securities and Exchange Commission
450 Fifth Street NW
Washington, DC 20549


We have read and agree with the comments in Item 4 of Form 8-K of YP.Net, Inc. dated March 31, 2003.




/s/ WEBER & COMPANY, P.C.
    Scottsdale, Arizona